Exhibit 5.1

July 12, 2022

Applied UV, Inc.

150 North Macquesten Parkway

Mount Vernon, NY 10550

Re: Applied UV, Inc. - Registration Statement on Form S-3 with respect to an indeterminate amount of securities

Ladies and Gentlemen:

We have acted as counsel to Applied UV, Inc., an Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, No. 333-266015 (the “Registration Statement”) filed with the Commission on July 1, 2022, relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to US$50,000,000.00 of the Company’s securities, consisting of an indeterminate amount of: (i) senior and subordinated debt securities of the Company (the “Debt Securities”) issued pursuant to one or more indentures (each, an “Indenture”), between the Company and one or more financial institutions designated as trustee, (ii) shares of the Company’s preferred stock, no par value (the “Preferred Stock”), (iii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock and/or Debt Securities, issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be selected by the Company prior to the issuance of the applicable Warrants, (iv) shares of the Company’s common stock, no par value (the “Common Stock”), (v) rights (the “Rights”) to purchase Common Stock, Preferred Stock and/or Debt Securities, and (vi) units (the “Units”) comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and/or Rights. The Debt Securities, Preferred Stock, Common Stock, Warrants, Rights and Units are hereinafter referred to as the “Securities.” The Registration Statement will be supplemented from time to time by one or more prospectus supplements.

The law covered by the opinions expressed herein is limited to the laws of the State of Delaware.

I.  DOCUMENTS AND MATTERS EXAMINED.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

a.	The Registration Statement.
b.	The following documents (the “Organization Documents”) certified to us by an officer of the as being complete and in full force and effect as of the date of this letter: (a) the amended and restated certificate of incorporation of the Company, as amended to date, and (b) the Bylaws of the Company, as amended to date.
c.	Records certified to us by an officer of the Company as constituting the records of all proceedings and actions of the Board of Directors of the Company relevant to the opinions set forth in this letter.

II. CERTAIN ASSUMPTIONS.

For purposes of this opinion letter, we have relied on the following assumptions:

a.	Each document examined by us is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine. If any such signature is electronic, each applicable party has agreed to conduct the relevant transactions by electronic means within the meaning of applicable law.
b.	All public records (including their due and proper indexing) are accurate and complete.
c.	All representations and statements contained in all documents, instruments, and certificates that we have examined in connection with this opinion letter, including the statements contained in the Opinion Certificate, are accurate and complete.
d.	Each natural person has sufficient legal capacity to carry out that person’s role in the transactions contemplated by the Registration Statement.
e.	At all relevant times after the date of this opinion letter: (a) the Registration Statement, and any amendments thereto, will have become effective; (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (c) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) the Company shall continue exist as a corporation duly incorporated under Delaware law; (e) the Company will have taken all necessary corporate action, in compliance with its certificate of incorporation, bylaws and Delaware law, to approve the issuance and terms of the Securities, including without limitation the making of a finding by the Board of Directors of the Company that the consideration received or to be received for the Common Stock or the Preferred Stock upon its issuance is adequate; (f) at the time of any offering of Common Stock or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized and available for issuance; (g) all Securities issuable upon conversion, exchange, settlement or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise; (h) the Indentures, Warrant Agreements or other agreements with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; (i) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement or Indenture; and (j) the Company shall not have amended the Organization Documents in any manner material to the opinions set forth in this opinion letter.

III. OPINIONS.

Based on and subject to the preceding examinations, assumptions, and other provisions, and also subject to the qualifications, exclusions, and other limitations stated or referred to in this opinion letter, we are of the opinion that the Preferred Stock, when sold and after receipt of payment therefor, and the Common Stock, when sold and after receipt of payment therefor or when issued upon conversion of any of the Debt Securities or upon the exercise of any Warrants or Rights, will be validly issued, fully paid and non-assessable.

IV.  CERTAIN QUALIFICATIONS AND EXCLUSIONS.

The opinions set forth in this opinion letter are subject to the following qualifications and exclusions:

a.	Our opinions may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent or avoidable transfer or obligation, recharacterization of transactions, and other similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity, whether considered in a proceeding at law or in equity.
b.	We express no opinion with respect to the effect of, or compliance with (a) rules, regulations, or decisions (i) of counties, towns, municipalities, and special political subdivisions, or (ii) that as a matter of customary practice are understood to be covered only when expressly referenced by the opinion giver, including the “Blue Sky” securities laws of any state; or (b) federal law, rules, regulations, or decisions.

This opinion letter is to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language used and the scope and nature of the work we have performed.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this opinion letter. Without limiting the foregoing, we render no opinion with respect to (a) the enforceability of the Debt Securities, Warrants, Rights or Units, or (b) any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter. We have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness as to any person other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus or any supplement thereto forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP